UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2011 (February 7, 2011)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The information in this paragraph should have been reported on Form 8-K on or before February 11, 2011.  On February 7, 2011, the Board of Directors (the “Board”) of Protective Life Corporation (the “Company”), upon recommendation of its Corporate Governance and Nominating Committee, elected Messrs. Robert O. Burton and Jesse J. Spikes to the Board, effective February 7, 2011.  Messrs. Burton and Spikes were also appointed members of the Finance and Investments Committee of the Board on such date.  As of the date of their election to the Board, Messrs. Burton and Spikes became participants in the Company’s Director Compensation Program, as this program was in effect on such date and as was described in the Company’s 2010 Proxy Statement.

The Company previously publicly announced the election of Messrs. Burton and Spikes to the Board in a press release issued on February 7, 2011. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

As has been subsequently disclosed by the Company in a Form 8-K filed with the Securities and Exchange Commission on May 12, 2011, the Company’s share-owners re-elected Messrs. Burton and Spikes to the Board at the Company’s annual meeting of share-owners on May 9, 2011.  Following their re-election to the Board, Mr. Burton was appointed to serve on the Corporate Governance and Nominating Committee of the Board and Mr. Spikes was appointed to serve on the Compensation and Management Succession Committee of the Board.  Messrs. Burton and Spikes are participating in the Director Compensation Program described in the Company’s 2011 Proxy Statement.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

99 - Press Release Dated February 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated:            June 27, 2011